EXHIBIT 99.4

WINDSTREAM HOLDINGS, INC.
4001 NORTH RODNEY PARHAM ROAD
LITTLE ROCK, AR 72212

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WIN17SM

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15661-S53589	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WINDSTREAM HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	A proposal to approve the issuance of shares of Windstream common stock pursuant to the merger as contemplated by the Agreement and Plan of Merger, dated as of November 5, 2016, by and among EarthLink Holdings Corp., a Delaware corporation, Windstream Holdings, Inc., a Delaware corporation, Europa Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Windstream, and Europa Merger Sub, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Windstream (the Windstream stock issuance proposal);	☐	☐	☐

2.	A proposal to approve the adoption of an amendment to Windstream Holdings, Inc.'s Amended and Restated Certificate of Incorporation increasing to 375,000,000 the number of authorized shares of Windstream's common stock (the Windstream charter amendment proposal); and	☐	☐	☐

3.	A proposal to adjourn the special meeting of Windstream Holdings, Inc.'s stockholders to solicit additional proxies if Windstream has not received proxies representing a sufficient number of shares of Windstream common stock to approve the Windstream stock issuance proposal and the Windstream charter amendment proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
E15662-S53589

Proxy — Windstream Holdings, Inc.
Notice of 2017 Special Meeting of Stockholders
[TBD], [TBD], 2017
[TBD] a.m. Central Standard Time

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on [TBD], 2017.

The stockholder(s) hereby appoint(s) Tony Thomas, Robert E. Gunderman and Kristi Moody, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WINDSTREAM HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] AM, CST on [TBD], 2017, at the www.virtualshareholdermeeting.com/WIN17SM, and any adjournment or postponement thereof.

This proxy,when properly executed,will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Continued and to be signed on reverse side